EXHIBIT 99.2

CASTLE BIOSCIENCES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared to give effect to the transaction between Castle Biosciences, Inc. (“Castle” or the “Company”) and Cernostics, Inc., Inc. (“Cernostics”) pursuant to an Agreement and Plan of Merger dated October 18, 2021, as amended (the “Merger Agreement”). On December 3, 2021, the Company completed the acquisition of Cernostics as contemplated by the Merger Agreement (the “Transaction”). Based on its preliminary analysis, the Company believes that the Transaction will be accounted for as an asset acquisition under generally accepted accounting principles in the United States (“U.S. GAAP”) pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805-50 due to the Company’s preliminary assessment that substantially all of the fair value of the gross assets acquired were concentrated in a single asset. These preliminary conclusions are subject to change and any such changes could result in significant differences between the accounting of the Transaction presented herein and the final accounting of the Transaction on an actual basis.
The following unaudited pro forma condensed combined financial statements are based on Castle’s historical consolidated financial statements and Cernostics’ historical consolidated financial statements, as adjusted, to give effect to Castle’s acquisition of Cernostics. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended September 30, 2021 and the year ended December 31, 2020 give effect to the Transaction as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Transaction as if it had occurred on September 30, 2021.
The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes.
The unaudited pro forma condensed combined financial information does not give effect to the potential impact of operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. Because the Company has not yet finalized the accounting treatment of the Transaction, the amounts presented herein are based on preliminary estimates and assumptions, which may differ materially from final amounts. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Castle and Cernostics been a combined company during the specified periods. The actual results reported in periods following the Transaction may differ significantly from those reflected in the pro forma financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma financial information.
The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements should be read together with:
•Castle’s audited historical financial statements for the year ended December 31, 2020, included in Castle’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 11, 2021;
•Castle’s unaudited historical financial statements as of and for the nine months ended September 30, 2021, included in Castle’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2021;
•Cernostics' audited historical financial statements for the year ended December 31, 2020, included in Castle’s Current Report on Form 8-K/A filed with the SEC on January 14, 2022; and
•Cernostics’ unaudited historical financial statements as of and for the nine months ended September 30, 2020, included in Castle’s Current Report on Form 8-K/A filed with the SEC on January 14, 2022.

CASTLE BIOSCIENCES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(in thousands)

	Castle Biosciences, Inc. (Historical)	Cernostics, Inc. (Historical) (See Note 3)	Transaction Accounting Adjustments (See Note 4)		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$363,177	$2,082	$(31,813)	[A]	$333,446
Accounts receivable, net	18,532	271	—		18,803
Inventory	2,375	—	—		2,375
Prepaid expenses and other current assets	5,500	292	—		5,792
Total current assets	389,584	2,645	(31,813)		360,416
Long-term accounts receivable, net	1,410	—	—		1,410
Property and equipment, net	8,866	370	—		9,236
Intangible assets, net	32,104	406	34,584	[B]	67,445
			351	[B]
Other assets - long-term	1,728	16	—		1,744
Total assets	$433,692	$3,437	$3,122		$440,251

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$2,766	$334	$—		$3,100
Accrued compensation	12,120	—	—		12,120
Medicare advance payment	2,999	—	—		2,999
Other accrued liabilities	3,108	649	—		3,757
Total current liabilities	20,993	983	—		21,976
Deferred rent and other liabilities	986	162	—		1,148
Total liabilities	21,979	1,145	—		23,124
Commitments and Contingencies

CASTLE BIOSCIENCES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)
AS OF SEPTEMBER 30, 2021
(in thousands)

	Castle Biosciences, Inc. (Historical)	Cernostics, Inc. (Historical) (See Note 3)	Transaction Accounting Adjustments (See Note 4)		Pro Forma Combined
REDEEMABLE CONVERTIBLE PREFERRED STOCK
Series A-1 Redeemable Convertible Preferred Stock	—	7,047	(7,047)	[C]	—
Series B-1 Redeemable Convertible Preferred Stock	—	5,982	(5,982)	[C]	—
Stockholders' Equity (Deficit)
Preferred stock	—	—	—		—
Common stock	25	3	(3)	[C]	25
Additional paid-in capital	499,046	6,006	(6,006)	[C]	499,046
Accumulated deficit	(87,358)	(16,746)	16,746	[C]	(81,944)
			5,414	[D]
Total stockholders’ equity (deficit)	411,713	(10,737)	16,151		417,127
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$433,692	$3,437	$3,122		$440,251

CASTLE BIOSCIENCES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(in thousands except per share data)

	Castle Biosciences, Inc. (Historical)	Cernostics, Inc. (Historical) (See Note 3)	Transaction Accounting Adjustments (See Note 4)		Pro Forma Combined
NET REVENUES	$69,046	$469	$—		$69,515
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible asset)	11,225	546	—		11,771
Research and development	20,201	1,385	—		21,586
Selling, general and administrative	61,578	1,291	289	[F]	63,158
Amortization of acquired intangible assets	950	—	1,802	[E]	2,752
Total operating expenses	93,954	3,222	2,091		99,267
Operating loss	(24,908)	(2,753)	(2,091)		(29,752)
Interest income	51	—	—		51
Interest expense	—	(117)	117	[G]	—
Other income	—	37	—		37
Net gain from foreign currency transactions	—	27	—		27
Loss before income taxes	(24,857)	(2,806)	(1,974)		(29,637)
Income tax expense	5	—	—		5
Net loss and comprehensive loss	$(24,862)	$(2,806)	$(1,974)		$(29,642)

Loss per share attributable to common stockholders:
Basic	$(0.99)				$(1.18)
Diluted	$(0.99)				$(1.18)

Weighted-average shares outstanding:
Basic	25,072				25,072
Diluted	25,072				25,072

CASTLE BIOSCIENCES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands except per share data)

	Castle Biosciences, Inc. (Historical)	Cernostics, Inc. (Historical) (See Note 3)	Transaction Accounting Adjustments (See Note 4)		Pro Forma Combined
NET REVENUES	$62,649	$141	$—		$62,790
OPERATING EXPENSES AND OTHER OPERATING INCOME
Cost of sales (exclusive of amortization of acquired intangible asset)	9,685	541	—		10,226
Research and development	13,256	865	—		14,121
Selling, general and administrative	48,132	1,087	434	[F]	49,653
Amortization of acquired intangible assets	—	—	2,403	[E]	2,403
Other operating income	(1,882)	—	—		(1,882)
Total operating expenses, net	69,191	2,493	2,837		74,521
Operating loss	(6,542)	(2,352)	(2,837)		(11,731)
Interest income	373	—	—		373
Interest expense	(2,634)	(288)	288	[G]	(2,634)
Loss on extinguishment of debt	(1,397)	—	—		(1,397)
Other income	—	82	—		82
Net loss from foreign currency transactions	—	(34)	—		(34)
Loss before income taxes	(10,200)	(2,592)	(2,549)		(15,341)
Income tax expense (benefit)	84	—	(5,414)	[D]	(5,330)
Net loss and comprehensive loss	$(10,284)	$(2,592)	$2,865		$(10,011)

Loss per share attributable to common stockholders:
Basic	$(0.54)				$(0.53)
Diluted	$(0.54)				$(0.53)

Weighted-average shares outstanding:
Basic	18,929				18,929
Diluted	18,929				18,929

CASTLE BIOSCIENCES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed combined financial statements have been prepared by us in accordance with Article 11 of Regulation S-X, are subject to change and are not necessarily indicative of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in future periods. We believe the preliminary fair values allocated to the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.
The financial statements included in the unaudited pro forma condensed combined financial statements have been prepared in accordance with U.S. GAAP. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that reflect the accounting for the Transaction in accordance with U.S. GAAP. Where applicable, we have disclosed those adjustments that will not recur in our results of operations beyond a year from the date of the Transaction.
The unaudited pro forma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by us. During the preparation of the unaudited pro forma condensed combined statements of operations and comprehensive loss, we were not aware of any material differences between accounting policies of the two companies, except for certain reclassifications necessary to conform to our financial presentation, and accordingly, the unaudited pro forma condensed combined statements of operations and comprehensive loss does not assume any material differences in accounting policies between the two companies. As a result, no adjustments for accounting policy differences have been reflected in the unaudited pro forma condensed combined financial statements.
In these unaudited pro forma condensed combined financial statements, we have accounted for the acquisition of Cernostics, Inc. assuming that it will be treated as an asset acquisition in accordance with FASB ASC 805, Business Combinations, and ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. Based on the Company’s preliminary assessment of the screen test as required by ASU 2017-01, the Transaction is not expected to meet the definition of a business as the Company’s preliminary analysis indicates that substantially all the fair value of the gross assets acquired is concentrated in the acquired developed technology intangible asset. As such, the Transaction is being treated as an asset acquisition for purposes of these unaudited pro forma condensed combined financial statements. Accordingly, we allocated the cost of the acquisition, including the transaction costs, on a relative fair value basis to the assets acquired using their preliminary estimated fair values on the acquisition date. These preliminary conclusions regarding the accounting treatment of the Transaction are subject to change and any such changes could result in significant differences between the accounting of the Transaction presented herein and the final accounting of the Transaction on an actual basis.
2. Total Consideration Transferred and Allocation
For pro forma purposes, we have preliminarily allocated the purchase consideration to the acquired assets based on their relative estimated fair values. Therefore, as discussed further below, the assets acquired are provisional and will be finalized after we receive and review all available data and complete our detailed valuation analysis.
(a) Purchase Consideration
The following table summarizes the components of the purchase consideration (in thousands):

Pro Forma Adjustment
Unadjusted Initial Payment(1)	$30,000
Plus: Cernostics, Inc. cash and cash equivalents(1)	2,082
Less: Working capital and debt adjustments(1)	(969)
Adjusted initial cash consideration	31,113
Plus: Estimated Castle transaction costs(2)	700
Total preliminary purchase price(3)	$31,813

(1)Under the Merger Agreement, the purchase price was $30.0 million, adjusted for Cernostics' estimated cash and cash equivalents at closing, other working capital and debt. For purposes of these unaudited pro forma condensed combined financial information, these adjustments are estimated based on amounts as of September 30, 2021.
(2)Primary legal and other professional fees incurred that are directly attributable to the Transaction. As the transactions is expected to be accounted for in accordance with ASC 805 as an asset acquisition, direct and incremental transaction costs incurred by Castle are capitalized as part of the purchase price. See Note 4 below.
(3)The Merger Agreement for the acquisition of Cernostics includes contingent consideration associated with certain commercial milestones related to the year ending December 31, 2022 (the “Earnouts”). Based on the Company’s preliminary assessment, the Company has determined that the Earnouts are not within the scope of ASC 815, Derivatives and Hedging. The Company has determined on a preliminary basis that its accounting policy with respect to contingent consideration in asset acquisitions that are not derivatives will be to record the liability for the additional consideration when the contingency has been resolved. As of the date of this filing, the achievement of the milestones has not occurred. Therefore, within the unaudited pro forma condensed combined balance sheet as of September 30, 2021, no liability for contingent consideration has been recognized. Further, the potential additional purchase cost of the acquisition has not been considered in determining the amounts of depreciation and amortization of the acquired assets for purposes of the unaudited pro forma condensed combined statements of operations and comprehensive loss.. Upon recognition, any amounts attributable to the Earnings will be increase the cost of the acquired assets, primarily the developed technology, and result in increases to depreciation and amortization expense at such time.
(b) Preliminary purchase price allocation
We have performed a preliminary analysis of the fair value of the Cernostics assets acquired. We have estimated the allocation of the purchase consideration to acquired assets based on their relative fair value. This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the unaudited pro forma condensed combined balance sheet and statements of comprehensive income. For purposes of preparing the unaudited pro forma condensed combined financial statements, the fair value amounts and corresponding purchase price allocation are based on estimated amounts as of September 30, 2021. The final purchase price allocation will incorporate the Cernostics actual assets on hand at closing and will be determined when we have finalized the necessary calculations. The final allocation is expected to be completed when we file our Annual Report on Form 10-K for the year ended December 31, 2021 and could differ materially from the preliminary allocation used in preparing the transaction accounting adjustments.

The following table summarizes the preliminary allocation of the purchase consideration (in thousands):

Preliminary Purchase Price Allocation
Developed technology	$34,990
Assembled workforce	351
Total identifiable intangible assets	35,341
Tangible assets acquired and liabilities assumed:
Cash and cash equivalents	2,082
Accounts receivable, net	271
Prepaid expenses and other current assets	292
Property and equipment, net	370
Other assets - long-term	16
Accounts payable	(334)
Other accrued liabilities	(649)
Deferred rent and other liabilities	(162)
Deferred tax liabilities	(5,414)
Total preliminary purchase price	$31,813

3. Reclassifications
Certain reclassifications have been made to the historical presentation of Cernostics, Inc. to conform to the financial statement presentation of Castle Biosciences Inc., as follows (amounts in thousands):

Balance Sheet Reclassifications

	September 30, 2021
	Cernostics, Inc. Historical Line Items	Reclassification adjustment to conform Cernostics, Inc. to Castle, Inc. presentation	Cernostics, Inc. (Historical Adjusted)

Patents, net	$406	$(406)	$—
Intangible assets, net	$—	$406	$406
Security deposit	$16	$(16)	$—
Other assets - long-term	$—	$16	$16
Capital lease obligation	$98	$(98)	$—
Accrued Medicare refund	$386	$(386)	$—
Other accrued liabilities	$165	$98	$649
		$386
Noncurrent portion of capital lease obligation	$162	$(162)	$—
Deferred rent and other liabilities	$—	$162	$162

Statements of Operations and Comprehensive Loss Reclassifications

	Nine Months Ended September 30, 2021
	Cernostics, Inc. Historical Line Items	Reclassification adjustment to conform Cernostics, Inc. to Castle, Inc. presentation	Cernostics, Inc. (Historical Adjusted)

Medical affairs	$321	$(321)	$—
Research and development	$1,064	$321	$1,385
Marketing and sales	$343	$(343)	$—
Selling, general and administrative	$948	$343	$1,291

	Year Ended December 31, 2020
	Cernostics, Inc. Historical Line Items	Reclassification adjustment to conform Cernostics, Inc. to Castle, Inc. presentation	Cernostics, Inc. (Historical Adjusted)

Medical affairs	$284	$(284)	$—
Research and development	$581	$284	$865
Marketing and sales	$247	$(247)	$—
Selling, general and administrative	$840	$247	$1,087

4. Asset Acquisition Accounting Adjustments
[A] Cash and cash equivalents - Reflects an adjustment to reflect cash payments made to acquire Cernostics assuming the purchase price was calculated as of September 30, 2021. See calculation of purchase consideration above in Note 2.
[B] Intangible assets, net - This adjustment reflects the preliminary estimate of the allocation of the total purchase consideration to developed technology and assembled workforce intangible assets based on accounting for the Transaction as an asset acquisition. The assembled workforce represents the total estimated replacement cost of the acquired Cernostics workforce, including recruiting fees, training costs and loss of productivity costs. The fair value of these acquired intangible assets was determined primarily using an income approach, namely a discounted cash flow model. The preliminary estimate of fair value may differ materially from the final amount finalizing our valuation analysis, and the difference could have a material effect on the unaudited pro forma condensed combined financial statements.

(amounts in thousands)	Preliminary Purchase Price Allocation	Less: Cernostics, Inc. (Historical Adjusted)	Pro Forma Adjustment

Developed technology	$34,990	$406	$34,584
Assembled workforce	351	—	351
Total Intangible assets, net acquired	$35,341	$406	$34,935

[C] Redeemable convertible preferred stock and Cernostics' historical equity. These adjustments reflect the elimination of historical balances of Cernostics' Series A-1 and Series B-1 Preferred Stock, common stock, additional paid-in capital and accumulated deficit.

[D] Adjustment to valuation on allowance on net deferred tax assets. Reflects an estimated non-recurring adjustment to reduce Castle’s existing valuation allowance on net deferred tax assets as a result of the assumption of $5.4 million of net deferred tax liabilities attributable to Cernostics, recognized separately from the Transaction. This adjustment is reflected as an increase to equity by reducing the accumulated deficit on the unaudited pro forma condensed combined balance sheet as of September 30, 2021. This non-recurring adjustment is reflected as an income tax benefit on the unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2020. This adjustment is based on our preliminary assessment of the expected income tax impacts of the Transaction, which may differ materially from the actual final amount.
[E] Amortization expense. The following table summarizes the estimated fair value of the acquired developed technology and its estimated useful life and uses a straight-line basis of amortization. We preliminarily assigned a five‑year useful life to the assembled workforce intangible asset and fifteen-year useful life to the developed technology asset.

			Year Ended December 31, 2020	Nine Months Ended September 30, 2021
	Preliminary Purchase Price Allocation	Useful Life (years)	Amortization Expense	Amortization Expense

Developed technology	$34,990	15	$2,333	$1,749
Assembled workforce	$351	5	70	53
Total intangible amortization			$2,403	$1,802

[F] Compensation Expense. Reflects adjustments to stock-based compensation expense to reflect the incremental impact of stock awards granted by Castle to Cernostics employees in connection with the Transaction. The awards will vest over four years and will have a continuing impact on the operations post transaction.
[G] Interest Expense. Represents the elimination of Cernostics' historical interest expense for the convertible notes which would have been converted to equity in connection with the Transaction had it occurred on January 1, 2020.